UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2005

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio	44143

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 440-461-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into Material Definitive Agreements

Bonus Plans. On January 28, 2005, the Compensation Committee (the “Committee”) of the Board of Directors approved the following employee cash bonus plans, each of which has at least one executive officer as an eligible participant:

The Progressive Corporation 2005 Gainsharing Plan (the “2005 Gainsharing Plan”), a copy of which is attached hereto as
Exhibit 10(A).

The Progressive Corporation 2005 Information Technology Incentive Plan (the “2005 IT Incentive Plan”), a copy of which is attached hereto as Exhibit 10(B).

2005 Progressive Capital Management Bonus Plan (the “2005 PCM Bonus Plan”), a copy of which is attached hereto as
Exhibit 10(C).

Bonus Criteria. The Committee determined that each executive officer (excluding one) will be eligible to earn all or a portion of their respective 2005 bonuses under the 2005 Gainsharing Plan or The Progressive Corporation 2004 Executive Bonus Plan (the “Executive Bonus Plan”), determined by the weighted performance during 2005 of the Agency, Direct and Commercial Auto business segments (the “Core Business”), in comparison to performance standards approved by the Committee based on combinations of the following criteria:

Performance Criteria	Description
Growth	Net earned premium growth compared to 2004 results

Profitability	Combined ratio determined in accordance with accounting principles generally accepted in the United States (GAAP)

For a more detailed discussion of the operation of the Executive Bonus Plan, see the Company’s Proxy Statement dated March 11, 2004, Item 3, at pp. 30-36. For the purpose of this Core Business bonus calculation, the 2005 Gainsharing Plan is similar in structure and operation to the Executive Bonus Plan.

All but four executive officers will have their 2005 bonuses determined solely by the Core Business calculation described above. Three executive officers will be eligible to earn a portion of their respective 2005 bonuses under such Core Business calculation, and a portion in one or more of the following ways: (i) under the Executive Bonus Plan, based on the performance of a specific business unit, using similar growth and profitability standards approved by the Committee; (ii) determined by a calculation of lifetime earned premium in the Direct business segment, compared with standards established by the Committee under the 2005 Gainsharing Plan; or (iii) under the 2005 IT Incentive Plan, in accordance with the terms of such plan. One executive officer will be eligible to earn all of his 2005 bonus under the 2005 PCM Bonus Plan, based on the criteria included in that plan.

Director Compensation. The Committee further approved a director compensation schedule for 2005, setting forth retainer and meeting fees and restricted stock awards for non-employee directors. The compensation schedule is attached hereto as Exhibit 10(D).

Item 1.02     Termination of Material Definitive Agreements

2004 Bonus Plans. On January 28, 2005, the Committee terminated the following employee cash bonus plans:

The Progressive Corporation 2004 Gainsharing Plan.

The Progressive Corporation 2004 Information Technology Incentive Plan.

2004 Progressive Capital Management Bonus Plan.

Director Compensation. In addition, the Committee terminated the schedule of non-employee director compensation that was in effect during 2004, which is also set forth on Exhibit 10(D), attached hereto.

Item 9.01     Financial Statements and Exhibits

(c)	Exhibits

See exhibit index on page 5.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 1, 2005
THE PROGRESSIVE CORPORATION

	By:	/s/	Jeffrey W. Basch
	Name: Title:		Jeffrey W. Basch Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No. Under Reg. S-K Item 601	Form 8-K Exhibit No.	Description

10	10(A)	The Progressive Corporation 2005 Gainsharing Plan

10	10(B)	The Progressive Corporation 2005 Information Technology Incentive Plan

10	10(C)	2005 Progressive Capital Management Bonus Plan

10	10(D)	2005 Director Compensation Schedule